EXHIBIT 99.1

PPP Loans

Borrower	Loan Amount	Lender
PRE Opco, LLC	$239,000	Key Bank, N.A.
Real Estate Advisory Holdings LLC	$244,322	Key Bank, N.A.
OpenKey, Inc.	$243,714	Key Bank, N.A.
Premier Project Management LLC	$1,671,535	Key Bank, N.A.
RED Hospitality & Leisure Key West, LLC	$531,428	Centennial Bank
Ashford Hospitality Services LLC	$339,400	Key Bank, N.A.

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